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                                                                   EXHIBIT 10.34

                              MANAGEMENT AGREEMENT


         This Management Agreement (this "Agreement") is entered into as of June 16, 1998 by and between DeepFlex Production Services, Inc. ("DPSI") and RIGCO North America, L.L.C. ("RIGCO").

         WHEREAS, RIGCO and DPSI executed a Management Agreement dated September 25, 1996, whereby RIGCO received the benefit of management services which DeepTech International Inc. ("DeepTech") had agreed to provide to DPSI, and for which management services RIGCO reimbursed DPSI (the "Original Agreement");

         WHEREAS, the agreement for management services between DPSI and DeepTech will be terminated effective upon the closing of the merger of DeepTech with and into El Paso Energy Corporation, or under certain conditions, a subsidiary thereof which is scheduled to occur no later than September 30, 1998; and

         WHEREAS, DPSI and RIGCO desire to enter into an agreement whereby DPSI will provide management services to RIGCO to replace those currently being provided to RIGCO under the soon to be terminated Original Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, RIGCO and DPSI hereby stipulate and agree as set forth below.

                                       I.
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meaning ascribed thereto:

         "Affiliates" means, with respect to either Party, entities that directly or indirectly through one or more intermediaries Control, or are Controlled by, or under, common Control with such Party.

         "Agreement" shall have the meaning set forth in the preamble.

         "Control" (including its derivatives) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "DeepTech" shall have the meaning set forth in the recitals.

         "DPSI" shall have the meaning set forth in the preamble.

         "Effective Date" means the date first written in the preamble.

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         "Fiscal Year" shall mean the period from July 1 through June 30.

         "FPS III" shall mean FPS III, Inc., a Delaware corporation.

         "FPS V" shall mean FPS V, Inc., a Delaware corporation.

         "Original Agreement" shall have the meaning set forth in the recitals to this Agreement above.

         "Overhead" shall mean DPSI's operating, selling, general, administrative and other similar expenses for any period as determined by DPSI.

         "Parties" means collectively DPSI and RIGCO. "Party" means individually DPSI or RIGCO.

         "Person" shall mean any individual or entity, including any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Term" means the period from the Effective Date hereof until this Agreement is terminated pursuant to Article 5.

                                      II.
                       DUTIES AND OBLIGATIONS OF DEEPTECH

         2.1 Management Services. DPSI agrees to provide non-exclusive management and other related services to RIGCO and Affiliates controlled by it which include, but are not limited to, services related to acquisitions to be made by RIGCO, cash management, review of significant operating and financial matters, initiation and review of significant business opportunities and such other management services as the parties may from time to time agree.

                                      III.
                       COMPENSATION, EXPENSES AND PAYMENT

         3.1 Fee and Expenses. The annual compensation (prorated for any portion of a year) due DPSI from RIGCO for services provided pursuant to this Agreement shall be equal to the amount of DPSI's Overhead allocated to RIGCO plus all out of pocket expenses incurred by DPSI for the benefit of RIGCO. Such allocation shall be based on the relationship between the DPSI resources expended in connection with RIGCO and the total DPSI resources. Such relationship shall be determined using any mutually agreed basis, including a time and space analysis.

         3.2 Payment. For purposes of accounting and periodic payment, before the first day of each calendar month, DPSI shall present RIGCO with an invoice which reflects an amount equal to DPSI's best estimate as to (i) RIGCO's share of DPSI's Overhead for that month, if any, plus (ii) all reimbursable amounts incurred by DPSI for the direct benefit of RIGCO. RIGCO


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shall pay such sum on or before the first day of that calendar month. On or before September 1 of each calendar year, DPSI shall furnish a statement to RIGCO detailing (i) the actual amount, if any, of DPSI's Overhead for the immediately preceding Fiscal Year, (ii) payments made from RIGCO to DPSI for such Fiscal Year, and (iii) any adjustment balance due to/from DPSI. Within fifteen days of the date of such statement, DPSI or RIGCO, as applicable, shall remit the balance due.

         3.3 Uncompensated Services. It is recognized by the Parties that DPSI is the sole stockholder of FPS III and FPS V, each of which currently owns a fifty percent (50%) membership interest in RIGCO. It is expressly acknowledged and agreed by the Parties that the compensation to DPSI provided for in this Agreement is solely to compensate DPSI for the management services provided to RIGCO, and that DPSI, FPS III and FPS V are not and shall not be compensated for any activities related to their status as stockholders or members, as applicable.

                                      IV.
                    ACCESS TO INFORMATION, BOOKS AND RECORDS

         DPSI and its duly authorized representatives shall have complete access to RIGCO's offices, facilities and records wherever located, in order to discharge DPSI's responsibilities hereunder; provided, however, RIGCO shall provide and make available to DPSI and its duly authorized representatives at DPSI's Houston offices, at DPSI's request, all such records required by DPSI to perform its duties pursuant to this Agreement. All records and materials furnished to DPSI by RIGCO in performance of this Agreement shall at all times during the Term remain the property of RIGCO. For a period of one year after the end of each Fiscal Year, RIGCO shall have the right to inspect and audit the books and records of DPSI to the extent necessary to verify RIGCO's proportionate share of DPSI's Overhead attributable to such Fiscal Year.

                                       V.
                      TERM AND TERMINATION OF THE AGREEMENT

         5.1 Initial Term. This Agreement shall be effective from the Effective Date and shall continue for five years thereafter (the "Initial Term"); subject, however, to the terms of Section 5.2 hereof. At the end of the Initial Term, this Agreement shall continue in force and effect for subsequent one (1) year periods unless terminated by either Party ninety (90) days prior to the anniversary date of the Effective Date.

         5.2 Termination. This Agreement may be sooner terminated on the first to occur of the following:

         (a) Termination by Mutual Agreement

              In the event the Parties shall mutually agree in writing, this Agreement may be terminated on the terms and dates stipulated therein.


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         (b) Optional Termination

              After the Initial Term, either Party may, ninety (90) days prior to any anniversary of the Effective Date, provide to the other Party written notice of its intent to terminate this Agreement on such anniversary date, whereupon this Agreement shall terminate on the anniversary date specified in such notice.

         (c) Uncorrected Material Breach

              In the event either Party shall fail to discharge any of its material obligations hereunder, or shall commit a material breach of this Agreement, and such default or breach shall continue for a period of thirty (30) days after the other Party has served notice of such default, this Agreement may then be terminated at the option of the non-breaching Party by notice thereof to the breaching Party.

         5.3 Effects of Termination. Except for covenants or other provisions herein that, by their terms, expressly extend beyond the Term, the Parties' obligations hereunder are limited to the Term.

         5.4 RIGCO's Remedies. If DPSI shall at any time owe or otherwise become liable to RIGCO for any amount pursuant to the terms of this Agreement, in addition to RIGCO's other rights hereunder, at law or in equity, RIGCO shall have the right to offset any such amount against any amount held by RIGCO for the account of DPSI and against any amount otherwise due or to become due to DPSI from RIGCO.

                                      VI.
                             INDEMNIFICATION OF DPSI

         RIGCO hereby agrees to indemnify and hold harmless DPSI from and against any and all claims, courses of action, liabilities, damages, costs, charges, fees, expenses (including reasonable attorneys' fees and expenses to be reimbursed as incurred), suits, orders, judgments, adjudications and losses of whatever nature and kind which DPSI or its Affiliates or designees or for which DPSI or its Affiliates or designees become liable as the result of the performance of DPSI's obligations and duties pursuant to this Agreement, including DPSI's negligence; provided, DPSI shall not be indemnified for gross negligence or willful misconduct on the part of DPSI.

                                      VII.
                                  MISCELLANEOUS

         7.1 Relationship of Parties. This Agreement does not create a partnership, joint venture or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the Parties.


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Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility on DPSI for the debts or obligations of RIGCO or any of its Affiliates. It is expressly understood that DPSI is hereby engaged by RIGCO to provide management and operational services as an agent of RIGCO. DPSI, its Affiliates and designees shall have the right to render similar services for other business entities and persons, including its own, whether or not engaged in the same business as RIGCO, and may enter into such other business activities as DPSI and its Affiliates, in their sole discretion, may determine.

         7.2 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements or assumption shall not inure to the benefit of any other party whomsoever, it being the intention of the Parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         7.3 General Representations. Each Party represents and warrants that on the date hereof: (1) it is a corporation or limited liability company, duly established, validly existing and in good standing under the laws of its state or jurisdiction of formation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Agreement; (2) the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action; (3) it has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and, upon execution, the Agreement will constitute a valid, legal and binding obligation of each Party; and (4) the execution and delivery of this Agreement do not, and consummation of the transactions contemplated herein will not, violate any of the provisions of its charter or bylaws or any applicable state or federal laws applicable to them.

         7.4 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

         If to DPSI, to:                    DeepFlex Production Services, Inc.
                                            7500 Chase Tower
                                            600 Travis
                                            Houston, Texas 77002
                                            (713) 224-7400
                                            Attention: Chief Financial Officer

         If to RIGCO, to:                   RIGCO North America, L.L.C.
                                            7400 Chase Tower
                                            600 Travis
                                            Houston, Texas 77002
                                            Attention: Chief Financial Officer


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or to such other address and to the attention of such other persons or officers as either Party may designate by written notice pursuant to this Section 7.4.

         7.5 GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS.

         7.6 Assignment. No assignment of this Agreement or any of the rights or obligations set forth herein by either Party shall be valid without the specific written consent of the other Party; provided, however, that any Party shall have the right, without the other Party's consent, to (i) assign its rights and obligations under this Agreement to any Affiliate, and any such Affiliate may reassign such rights and obligations so long as such rights and obligations are not assigned to any Person other than an Affiliate of such Party, and (ii) mortgage, pledge, encumber or otherwise impress a lien or security interest upon its rights and interest in and to this Agreement.

         7.7 Waiver of Breach. The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

         7.8 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further accord between the Parties except as may herein specifically be provided to the contrary; provided, however, that at the request of either Party, the other Party shall execute such additional instruments and take such additional actions as shall be necessary to effectuate this Agreement.

         7.9 Severability. In the event any provision of this Agreement is held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the Parties from entering into this Agreement. The unenforceability of a provision that has been performed shall not be grounds for invalidation of this Agreement under circumstances in which the true controversy between the Parties does not involve such provision.

         7.10 Article and Section Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.11 Amendments and Contract Execution. This Agreement and amendments hereto shall be in writing and executed in multiple copies by duly authorized agents of the Parties. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.


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         7.12 Entire Agreement. This Agreement supersedes all previous contracts between the Parties and constitutes the entire Agreement between the Parties with respect to the subject matter of this Agreement, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by written amendment.

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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

         DPSI:                              DeepFlex Production Services, Inc.


                                            By:
                                               --------------------------------
                                                 Donald V. Weir
                                                 Vice President


         RIGCO:                             RIGCO North America, L.L.C.


                                            By:
                                               --------------------------------
                                                 Dennis A. Kunetka
                                                 Senior Vice President


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